UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2015
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Financial Plaza
Hartford, Connecticut 06103
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 13, 2015, United Technologies Corporation (the "Company") entered into accelerated share repurchase ("ASR") agreements with each of Goldman, Sachs & Co. ("Goldman Sachs") and Morgan Stanley & Co. LLC ("Morgan Stanley") to repurchase an aggregate of $2.65 billion of the Company's common stock.

Under the terms of the ASR agreements, the Company will make a $1.325 billion payment to each of Goldman Sachs and Morgan Stanley on March 13, 2015 and will receive from each of them on the same day an initial delivery of 9,289,426 shares of the Company's common stock.  The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company's common stock during the term of the ASR transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreements. At settlement, under certain circumstances, each of Goldman Sachs and Morgan Stanley may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at the Company's election, to Goldman Sachs and Morgan Stanley.  The final settlement of the transactions under the ASR agreements is expected to occur no later than the fourth quarter of 2015 and may be accelerated at the option of Goldman Sachs or Morgan Stanley, as the case may be.

Each of the ASR agreements contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and Goldman Sachs or Morgan Stanley, as applicable, to one another.

The ASR is part of the Company's previously announced share repurchase target of $3 billion for 2015 and within the remaining number of shares authorized under the Board of Directors' previously announced authorization for the purchase of up to 60 million shares of Company common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: March 13, 2015	By:	/s/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel